UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2025
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13467 Columbia Shuttle Street
Houston, TX 77059
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 520-3703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 6, 2025, Intuitive Machines, Inc. (the "Company") entered into a Stock Purchase Agreement (the “SPA”) with KinetX, Inc. (“KinetX”), each of the shareholders of KinetX listed therein (collectively, the “Sellers”), and Shareholder Representative Services LLC, solely in its capacity as representative of the Sellers. Pursuant to the SPA, the Company agreed to acquire from the Sellers all of the issued and outstanding shares of capital stock of KinetX (the “Acquisition”). Following the consummation of the Acquisition, KinetX will become a wholly owned subsidiary of the Company.

Under the terms of the SPA, the aggregate base consideration is $30 million, payable at closing in a combination of cash and shares of the Company’s Class A common stock (the “Buyer Stock”). The number of shares to be issued is based on the volume-weighted average trading price of the Buyer Stock for the five–day period surrounding the signing of the SPA. The purchase price is subject to customary post-closing adjustments for working capital, cash, indebtedness and transaction expenses.

At closing, the Company will deposit (i) $150,000 in cash and (ii) a number of shares of Buyer Stock equal in value to $150,000 (together, the “Adjustment Escrow”) and will also deposit (iii) $2.25 million in cash and (iv) a number of shares of Buyer Stock equal in value to $2.25 million (together, the “Indemnity Escrow”) into an escrow account to secure the Sellers’ indemnification and purchase-price-adjustment obligations. The Adjustment Escrow will be released following the final post-closing adjustment process, and the Indemnity Escrow will be released, subject to certain exceptions, 12 months after the closing, in each case subject to claims then pending.

The SPA contains customary representations, warranties and covenants of the parties, including covenants of the Sellers and KinetX regarding the operation of KinetX’s business between signing and closing, customary “no-shop” restrictions, and covenants relating to regulatory approvals and efforts to consummate the Acquisition. The representations and warranties generally survive for 12 months following the closing, with certain fundamental representations surviving indefinitely and tax matters surviving for the applicable statute-of-limitations period plus 90 days. The Sellers have agreed to indemnify the Company for certain losses, subject to customary limitations, including a deductible, caps, and exclusive-remedy provisions. The Company has provided customary reciprocal indemnification to the Sellers.

Consummation of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) accuracy of representations and warranties, (ii) compliance with covenants, (iii) absence of any material adverse effect on KinetX, (iv) completion of a pre-closing reorganization under which certain Canadian affiliates of KinetX will be spun out to the Sellers, and (v) receipt of required third-party consents. The SPA may be terminated by either party upon mutual consent, by either party if the closing has not occurred by October 1, 2025, or upon the occurrence of certain other customary termination events.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 within four business days of the date hereof and will be incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2025, the Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2025. The full text of the Company's press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this "Current Report") and is incorporated herein by reference.

The information furnished in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated August 7, 2025 announcing Intuitive Machines Reports Second Quarter 2025 Financial Results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President
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